NORTH VALLEY BANCORP

                         EMPLOYEE STOCK OWNERSHIP PLAN

                  Amendment No. 4 to Amended and Restated Plan

         WHEREAS,  North  Valley  Bancorp  maintains  the North  Valley  Bancorp
Employee  Stock  Ownership  Plan  ("Plan")  for  the  benefit  of  its  eligible
Employees;

         WHEREAS, it is desirable to amend the Plan to include an early retirement provision and to clarify certain other Plan provisions;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. Section 2 is amended by restating the definition of "Approved Absence" to read as follows, effective as of August 5, 1993:

        Approved Absence .........       A  leave  of  absence   granted  to  an
                                         Employee  by  his  Employer  under  its
                                         established leave policy, including any
                                         unpaid leave  covered by the Family and
                                         Medical Leave Act of 1993.  See Section
                                         3(c).

         2. Section 2 is further amended by restating the definition of "Retirement" to read as follows, effective as of January 1, 1996:


                                                                  Exhibit 10(kk)

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        Retirement ...............      Termination of  Service after  attaining
                                         (1) age 65, or (2) age 55 with at least
                                         10   continuous   years   of   Credited
                                         Service, whichever is earlier.

         3. Section 11(b) is amended by restating the first sentence of the second paragraph thereof to read as follows, effective as of August 5, 1993:

            For purposes of determining whether a Break in Service has occurred, if an Employee begins a maternity/paternity absence described in
         Section 411(a)(6)(E)(i) of the Code, or is on an unpaid leave of absence covered by the Family and Medical Leave Act of 1993, the computation of his Hours of Service shall include the Hours of Service that would have been credited if he had not been so absent (or eight Hours of Service for each normal work day of such absence if the actual Hours of Service cannot be determined).

         4. Section 12(c) is amended by inserting the following sentence after the first sentence thereof, effective as of January 1, 1996:

         A Participant who terminates Service after completing at least 10 continuous years of Credited Service shall be entitled (upon his request) to have the distribution of his Capital Accumulation commence upon his attaining age 55.



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         To record the  adoption  of this  Amendment  No. 4 to the  amended  and restated  Plan,  North Valley Bancorp has caused it to be executed this 19th day
of August, 1996.                                                        ----
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                                                      NORTH VALLEY BANCORP

                                                      By: /s/ Donald  V. Carter
                                                          ----------------------
                                                           Donald   V.   Carter,
                                                           President and CEO